UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



REGISTERED                                            $

No. FL-                                               CUSIP #

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

            PRINCIPAL PROTECTED NOTES LINKED TO THE NASDAQ-100 INDEX
                             DUE DECEMBER [__], 2009


Interest Rate:  *

Original Issue Date:                            Redeemable On and After:

Maturity Date:                                  Optional Repayment Date(s):

Minimum Denominations:  $1,000, increased in multiples of $1,000





* The Company will not make any periodic payments of interest or any other payments on the Notes, until Maturity. At Maturity, the Company will pay the principal amount of the Notes plus the Index Price Return Amount (as defined below).

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above plus the Index Price Return Amount, on the maturity date shown above.

            Payment of the principal on this Note and the Index Price Return Amount shall be made at the office or agency of the Trustee (as defined below) maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The principal hereof and the Index Price Return Amount due at Maturity will be paid at Maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       THE BEAR STEARNS COMPANIES INC.


                                       By:____________________________________
                                            Executive Vice President and
                                            Chief Financial Officer



ATTEST:

_________________________
Secretary

[Corporate Seal]


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, as Trustee


                                       By:_____________________________
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

            PRINCIPAL PROTECTED NOTES LINKED TO THE NASDAQ-100 INDEX
                             DUE DECEMBER [__], 2009


            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Certain Definitions

Calculation Agent:........... means Bear, Stearns & Co. Inc.

Index Business Day:.......... means a day, as determined by the Calculation
                              Agent, on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a Market Disruption Event) and the Nasdaq-100 Index or any successor index (as defined below) is calculated and published. The Calculation Agent may, in its sole discretion, add to or delete from the definition of "Index Business Day" any major US exchange or market which commences or ceases to serve as a primary exchange or market upon which a stock underlying the Nasdaq-100 Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Nasdaq-100 Index trades.

Initial Index Value:......... means, for the first Valuation Date, the closing index level of the Nasdaq-100 Index on December [_], 2003. For each subsequent Valuation Date, the closing index level of the Nasdaq-100 Index on the preceding Valuation Date, or, if that day is not an Index Business Day, on the next Index Business Day.

Minimum Rate of Return:...... equals 6.00%.

Monthly Cap Rate:............ equals 7.75%.

Reference Index Value:....... means, for each Valuation Date, the closing index level of the Nasdaq-100 Index on such Valuation Date, or, if that day is not an Index Business Day, on the next Index Business Day.

Nasdaq-100 Index:............ means the Nasdaq-100 Composite Price Index (ticker
                              "NDX"), as published by The Nasdaq Stock Market, Inc.

Valuation Date:.............. means, the [ ] day of each month, subject to the next succeeding Index Business Day convention. The first Valuation Date shall be January [ ], 2004, and the final Valuation Date shall be December [ ], 2009.

Index Price Return Amount

            On the maturity date, the principal amount of this Note plus the Index Price Return Amount shall be paid. The Index Price Return Amount shall be linked to the performance of the Nasdaq-100 Index.

            The "Index Price Return Amount" with respect to this Note shall equal the principal amount of this Note, multiplied by the greater of (i) 6.00% (the Minimum Rate of Return) or (ii) the sum of the Monthly Index Price Performances for each of the monthly periods up to Maturity (subject to the Monthly Cap Rate).

            The "Monthly Index Price Performance" for a particular monthly period with respect to this Note shall equal the lesser of:

    (Reference Index Value - Initial Index Value) x 100% or the Monthly Cap Rate
    --------------------------------------------
              Initial Index Value

                        Each Monthly Index Price Performance is
                  calculated by dividing the difference of the relevant Reference Index Value and the relevant Initial Index Value at the end of each period by the relevant Initial Index Value. The Monthly Index Price Performance for any period may be negative if the Reference Index Value is lower than the Initial Index Value for such period. If a Monthly Index Price Performance (expressed as a percentage) is less than or equal to 7.75%, then that Monthly Index Price Performance is used for that period. Otherwise, the Monthly Index Price Performance is capped at 7.75% (the Monthly Cap Rate).

Discontinuance of the Nasdaq-100 Index

            If The Nasdaq Stock Market, Inc. discontinues publication of the Nasdaq-100 Index, or if it or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Nasdaq-100 Index, then the ending value as of any succeeding Valuation Date will be determined by reference to the value of that index, referred to as a "successor index."

            Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause notice to be furnished to the Company and the Trustee, who will provide notice of the selection of the successor index to the registered holders of the Notes.

            If The Nasdaq Stock Market, Inc. discontinues publication of the Nasdaq-100 Index, and a successor index is not selected by the Calculation Agent, or is no longer published on any Valuation Date, the Monthly Index Price Performance (subject to the Monthly Cap Rate) to be substituted for the Nasdaq-100 Index for that Valuation Date will be a value computed by the Calculation Agent for that Valuation Date in accordance with the procedures last used to calculate the Nasdaq-100 Index prior to any such discontinuance.

            If The Nasdaq Stock Market, Inc. discontinues publication of the Nasdaq-100 Index prior to the determination of the Index Price Return Amount, and the Calculation Agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Index Price Return Amount or (b) a determination by the Calculation Agent that a successor index is available, the Calculation Agent will determine the value that is to be used in computing the Index Price Return Amount as described in the preceding paragraph, as if such day were a Valuation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to those values to be made available by telephone.

            If a successor index is selected, or the Calculation Agent calculates a value as a substitute for the Nasdaq-100 Index as described above, the successor index or value will be substituted for the Nasdaq-100 Index for all purposes, including for purposes of determining whether an Index Business Day or market disruption event has occurred.

Adjustments to the Nasdaq-100 Index

            If, at any time, the method of calculating the Nasdaq-100 Index or a successor index is changed in any material respect, or if the Nasdaq-100 Index or a successor index is in any other way modified, so that the value of the Nasdaq-100 Index or the successor index does not, in the opinion of the Calculation Agent, fairly represent the value of that index, had the changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, make those adjustments as, in the sole discretion of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Nasdaq-100 Index or the successor index, as if the changes or modifications had not been made, and calculate the closing value with reference to the Nasdaq-100 Index or the successor index. Accordingly, if the method of calculating the Nasdaq-100 Index or the successor index is modified so that the value of the Nasdaq-100 Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified (for example, due to a split in the Nasdaq-100 Index), then the Calculation Agent will adjust that index in order to arrive at a value of the index as if it had not been modified (for example, as if the split had not occurred).

Market Disruption Events

            If there is a market disruption event on any Valuation Date, the Valuation Date will be the first succeeding Index Business Day on which there is no market disruption event, unless there is a market disruption event on each of the five Index Business Days following the original date that, but for the market disruption event, would have been the Valuation Date. In that case, the fifth Index Business Day will be deemed to be the Valuation Date, notwithstanding the market disruption event and the Calculation Agent will determine the level of the Nasdaq-100 Index on that fifth Index Business Day in accordance with the formula for and method of calculating the Nasdaq-100 Index in effect prior to the market disruption event using the exchange traded price of each security in the Nasdaq-100 Index (or, if trading in any such security has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that fifth Index Business Day.

            A market disruption event means either of the following events, as determined by the Calculation Agent, in its sole discretion:

      o the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange in 20% or more of the stocks which then comprise the Nasdaq-100 Index, or any successor index (without taking into account any extended or after-hours trading session); or

      o the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Nasdaq-100 Index, or any successor index, which are traded on any major US exchange.

                  For the purpose of the above definition:

      a) a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, and

      b) for the purpose of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered "material".

Redemption; Defeasance

            The Notes are not subject to redemption before Maturity, and are not subject to defeasance.

Events of Default and Acceleration

            If an Event of Default with respect to any Notes has occurred and is continuing, then the amount payable to the beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to:

      o     the principal amount, plus

      o an Index Price Return Amount calculated as though the date of early repayment were the maturity date of the Notes.

Same-Day Settlement and Payment

            Settlement for the Notes will be made by Bear Stearns in immediately available funds. All payments of principal and any Index Price Return Amount will be made in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

            All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and holders of the Notes.

General

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). If no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to Maturity. On and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note and the Index Price Return Amount with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Index Price Return Amount payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ------------------------------------


                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -            as tenants in common

TEN ENT          -            as tenants by the entireties

JT TEN            -           as joint tenants with right of survivorship  and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________ Custodian ____________________
                                     (Cust)                       (Minor)
                                      Under Uniform Gifts to Minors Act


                              ________________________________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.
                     ____________________________________


                          OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

________________________________________________________________________________

________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations -- 15th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

                                  ASSIGNMENT


                     FOR VALUE RECEIVED, the undersigned
                hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

_____________________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________       ____________________________________________


_________________________________
      (Signature Guarantee)